SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 1, 1997


                               GRIFFON CORPORATION
             (Exact name of registrant as specified in its charter)


   Delaware                   1-6620              11-1893410
(State or other          (Commission File       (IRS Employer
jurisdiction of              Number)          Identification No.)
incorporation)


100 Jericho Quadrangle, Jericho, New York            11753
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number,
   including area code:                           516-938-5544





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Item 2.  Acquisition or Disposition of Assets

     On July 1, 1997, the Company, through its wholly-owned subsidiary Clopay Corporation, acquired all of the outstanding shares of Holmes-Hally Industries in a cash transaction from the Paul M. Halopoff Trust, the Halopoff Irrevocable Trust and the Halopoff Family Trust. The purchase price of $35 million is subject to adjustment based on audited financial statements to be prepared as of the date of closing. The acquisition was financed by borrowings under an existing $60 million credit facility with Fleet Bank, N.A. and the Chase Manhattan Bank.

     Holmes-Hally Industries is a manufacturer and installer of residential garage doors and related hardware in the Western United States with annual sales of approximately $80 million. Its assets and operations will become part of the Company's building products segment.



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Item 7.  Financial Statements and Exhibits
     (c) Exhibits
         2(a) Stock purchase agreement dated as of June 4, 1997 between Clopay Corporation (Purchaser) and Marcia Kay Radelet and Timothy P. Halopoff, as co-trustees under the Paul M. Halopoff Trust, dated September 30, 1975; Timothy P. Halopoff, as trustee under the Halopoff Irrevocable Trust, dated February 21, 1991, and Marcia Kay Radelet, as trustee under the Halopoff Family Trust, dated October 14, 1985 (Sellers), and Marcia Kay Radelet

         2(b)  First Amendment to Stock Purchase Agreement


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GRIFFON CORPORATION
                                   (Registrant)


Date: July 10, 1997                /s/ Robert Balemian
                                       Robert Balemian
                                       President